Exhibit A.

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit A, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 10, 2022

By:	/s/ Mei Kanayama
Name:	Mei Kanayama

Tokushin G. K.

By:	/s/ Mei Kanayama
Name:	Mei Kanayama
Title:	Managing Member

By:	/s/ Zhiyong Chen
Name:	Zhiyong Chen

Grand Elec-Tech Limited

By:	/s/ Zhiyong Chen
Name:	Zhiyong Chen
Title:	Director

By:	/s/ HUHEBALA
Name:	HUHEBALA

SHUR Co., Ltd.

By:	/s/ HUHEBALA
Name:	HUHEBALA
Title:	Representative Director